Exhibit 28(j)(i)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the Statement of Additional Information of SunAmerica Series Trust (the “Registrant”) under the heading “Independent Registered Public Accounting Firm and Legal Counsel,” included as part of Post-Effective Amendment No. 67 to the Registrant’s Registration Statement on Form N-1A (File No. 33-52742, 811-7238).

/s/ Willkie Farr & Gallagher LLP
New York, New York
October 2, 2012